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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT

         Pursuant to Section 13 or 15 (d) of the Securities Act of 1934 Date of Report (date of earliest event reported) - May 14, 2003



                         Commission File Number 0-15382


                             CDMI Productions, Inc.
                    (Exact name as specified in its charter)


         New York                                          13-3341562
(State or other jurisdiction of                          (IRS Employer
incorporation or organization)                         Identification No.)


3111 N. Kenwood St.
Burbank, CA                                            91505
(Address of principal executive office)                (Zip Code)


Registrant's telephone number:        (818) 525-5200








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Item 5. Other Events

On May 14, 2003 the Company purchased the outstanding common stock of Luso American Securities Portugal for $50,000 from a company owned by a principal shareholder. Luso American Securities Portugal assets consist primarily of cash of approximately $15,000, has no operations and expects that it will become a 40% owner of Cinema City - a proposed joint venture for the development and management of a motion picture and television production facility in Sintra, Portugal.




SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

CDMI Productions, Inc.



By:      /s/ Jack Brehm                               Dated:   June 2, 2003
         --------------
         Jack Brehm, Chief Executive Officer